Exhibit 4.63

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of April __, 2020, by and among Aegea Biotechnologies, Inc., a Delaware corporation (the “Company”), and Tauriga Sciences, Inc., a Delaware corporation (“Investor”).

Whereas, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company’s Common Stock on the terms and conditions set forth in this Agreement;

Now, therefore, the parties hereby agree as follows:

1. AGREEMENT TO PURCHASE AND SELL STOCK.

1.1 Agreement to Purchase and Sell. The Company agrees to sell to the Investor at the Closing, and each Investor agrees to purchase from the Company at the Closing, the number of shares of Common Stock set forth on the Stock Purchase Schedule attached as Exhibit C to this Agreement (the “Stock Purchase Schedule”), at a price of Four Dollars ($4.00) per share, for a total purchase price for Investor as shown on the Stock Purchase Schedule (the “Purchase Price”). Such shares may be purchased by payment by check or wire transfer to a bank account designated by the Company. The shares of Common Stock purchased and sold pursuant to this Agreement will be hereinafter referred to as the “Purchased Shares”.

2. CLOSING.

The purchase and sale of the Purchased Shares will take place at the offices of Procopio, Cory, Hargreaves & Savitch LLP (“Procopio”), upon the satisfaction or waiver of all of the conditions to closing set forth in Sections 5 herein (which time and place are hereafter referred to in this Agreement as the “Closing”), at such time that the parties may agree. At the Closing, or promptly thereafter, the Investors shall deliver to the Company, the Purchase Price and upon the satisfaction of the conditions to Closing described herein, the Company will deliver to each Investor a certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder against delivery to the Company the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 3 are all true and correct on and as of the date of this Agreement:

3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets, and to carry on its business as currently conducted and as presently proposed to be conducted.

3.2 Due Authorization. All corporate action on the part of the Company’s directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, will by the Closing have been taken, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.3 Valid Issuance of Stock. The Purchased Shares, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable.

3.4 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the Company’s knowledge, currently threatened) against the Company, its activities, properties or assets.

3.5 Status of Proprietary Assets. To the Company’s knowledge, the Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights (all of the foregoing collectively hereinafter referred to as the “Proprietary Assets”), necessary to enable it to carry on its business as now conducted.

3.6 Compliance with Law and Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation attached hereto as Exhibit A (“Certificate of Incorporation”) or its Bylaws, attached hereto as Exhibit B, and to the Company’s knowledge, except for any violations that individually and in the aggregate would have no material adverse impact on the Company’s business, the Company is in compliance with all applicable statutes, laws, and regulations of the United States of America.

4. REPRESENTATIONS AND WARRANTIES OF INVESTOR.

The Investor hereby represents and warrants to, and agrees with, the Company, as of the date of this Agreement that:

4.1 Authorization. This Agreement constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement.

4.2 Purchase for Own Account. The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

4.3 Disclosure of Information. Such Investor has received or has had full access to all the information he/she/it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.4 Investment Experience. Such Investor understands that the purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

4.5 Accredited Investor Status. Investor is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act or is a non U.S. person under the 1933 Act.

4.6 Restricted Securities. Such Investor understands that the Purchased Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided herein. Such Investor understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares.

4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Purchased Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

4.8 Legends. It is understood that the certificates evidencing the Purchased Shares will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

4.9 Lock-Up Agreement. The Investor agrees that it will not, without the prior written consent of the managing underwriter in an initial Company IPO, (1) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Purchased Shares, during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s IPO (as defined below) (or such other period as may be requested by the Company or an underwriter, and agreed to by all other stockholders of the Company, to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto.

5. CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING.

The obligations of Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication:

5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closings with the same effect as though such representations and warranties had been made on and as of the Closings.

6.2 Payment of Purchase Price. Each Investor shall have delivered to the Company the purchase price in accordance with the provisions of Section 2.

6.3 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company’s legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

7. GENERAL PROVISIONS.

7.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or, in the case of the Company, at 15638 Boulder Mountain Road, Poway California 92064; Attn: President with a copy to Michael J. Kinkelaar, Esq., Procopio, Cory, Hargreaves & Savitch LLP, 525 B Street, Suite 2200, San Diego, California 92101 or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

7.6 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

7.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 5 may be waived with respect to any Investor who does not consent thereto.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

7.10 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

AEGEA BIOTECHNOLOGIES, INC.

By:
Lyle J. Arnold, Jr, President

INVESTOR:	Amount	Shares

Tauriga Sciences, Inc.	$

By:
Seth Shaw, CEO

Address for Notice:

____________________________

____________________________

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF AEGEA BIOTECHNOLOGIES, INC.

[see attached]

EXHIBIT B

Bylaws

[see attached]

EXHIBIT C

Stock Purchase Schedule

Date of Purchase	Purchase Price	Number of Shares Purchased